EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Bowater Mersey Paper Company Limited	Nova Scotia	49%
BRLLC Holdings, Inc.	Delaware	100%
Cable One, Inc.	Delaware	100%
Capitol Fiber, Inc.	Maryland	80%
The Daily Herald Company	Washington	100%
El Tiempo Latino LLC	Delaware	100%
Express Publications Company, LCC	Delaware	100%
Greater Washington Publishing, Inc.	Delaware	100%
Kaplan, Inc.	Delaware	100%
Accountancy & Business College Holdings Limited	Ireland	100	%(a)
Accountancy & Business College (Ireland) Limited	Ireland	100%
Accountancy & Business College (Software) Limited	Ireland	100	%(b)
DBS Training Limited	Ireland	100%
DBS Recruitment Limited	Ireland	100%
LSB College Limited	Ireland	100%
Buccleuch Estates Limited	Ireland	100%
Newhall Printing Co. Limited	Ireland	100%
The Dublin Business College Limited	Ireland	100%
The Dublin Business School Limited	Ireland	100%
American Educational Resources, Inc.	Massachusetts	100%
Coxcourt Limited	Ireland	100%
DP Group, Inc.	Delaware	100%
DF Institute, Inc.	Illinois	100%
Anthony Schools Corporation	California	100%

SUBSIDIARIES OF THE COMPANY

(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Leonard’s Training Programs, Inc.	Texas	100%
Prosource Educational Services, Inc.	Minnesota	100%
Dearborn Financial Publishing, Inc.	Illinois	100%
Kaplan (Canada) Ltd.	Ontario	100%
Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	99%
Kaplan Higher Education Corporation	Delaware	100%
Andon Colleges, Inc.	California	100%
DEST Education Corporation	California	100%
California Academy of Merchandising, Art & Design, Inc.	Delaware	100%
CHI Acquisition Corp.	Delaware	100%
Computer Hardware Service Company, Inc.	Pennsylvania	100%
Denver Acquisition Corp.	Delaware	100%
Educational Ventures (Texas), Inc.	Delaware	100%
Texas Educational Ventures, LLP	Texas	1	%(c)
HBC Acquisition Corp.	Delaware	100%
Heritage-KHEC, Inc.	Nevada	100%
ICM Acquisition Corp.	Delaware	100%
Iowa College Acquisition Corp.	Delaware	100%
KHEC-Florida, Inc.	Florida	100%
KHEC-Maine, Inc.	Maine	100%
Andover College	Maine	100%
MTSX Acquisition Corp.	Delaware	100%
Maric Learning Systems	California	100%
New Hamsphire Acquisition Corp.	Delaware	100%

SUBSIDIARIES OF THE COMPANY

(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Hesser, Inc.	New Hampshire	100%
OIOPT Acquisition Corp.	Delaware	100%
Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%
Quest Ventures, LLC	Delaware	100%
Texas Educational Ventures, LLP	Texas	99	%(d)
RETS Acquisition Corp.	Massachusetts	100%
SACMD Acquisition Corp.	Delaware	100%
Sawyer-KHEC, Inc.	Indiana	100%
Sawyer College, Inc.	Indiana	100%
Scottsdale Educational Center for Allied Health Careers, Incorporated	Arizona	100%
Tesst-Kap, LLC	Delaware	100%
Thompson Education, LLC	Delaware	100%
Kaplan International, Inc.	Delaware	100%
Kaplan IT, Inc.	Georgia	100%
Kaplan Mexico Holdings, LLC	Delaware	100%
Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	1%
Kaplan (PR) Inc.	Puerto Rico	100%

SUBSIDIARIES OF THE COMPANY

(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Kaplan Test Prep International, Inc.	California	100%
Kaplan U.K. Limited	England & Wales	100%
Kaplan International Colleges U.K. Limited	England & Wales	100%
Kaplan NT Limited	England & Wales	100%
FTC Holdings Limited	England & Wales	100%
The Financial Training Company Limited	England & Wales	100%
Accountancy & Financial Publishing Limited	England & Wales	50%
Accountancy & Management Training Limited	England & Wales	100%
Accountancy Tuition Centre (Eastern) Limited	England & Wales	100%
Accountancy Tutors Limited	England & Wales	100%
AT Foulks Lynch Limited	England & Wales	100%
ATC (North West) Limited	England & Wales	100%
Business Training for Accountants Limited	England & Wales	100%
Financial Training (City Courses) Ltd.	England & Wales	100%
Financial Training Company (Mauritius) Limited	Mauritius	50%
The Financial Training (Shanghai) Co., Ltd.	China (PR)	100%
The Financial Training Company (Singapore) Pte Limited	Singapore	100%
Portman College Limited	England & Wales	100%
Score! Learning, Inc.	Delaware	95.85%
eScore.com, Inc.	Delaware	100%

SUBSIDIARIES OF THE COMPANY

(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Score! Educational Centers, Inc.	California	100%
Los Angeles Times-Washington Post News Service, Inc.	D.C.	50%
Newsprint, Inc.	Virginia	100%
Newsweek, Inc.	New York	100%
Newsweek Budget Travel, Inc.	Delaware	100%
Newsweek Productions, Inc.	Delaware	100%
Newsweek Services, Inc.	Delaware	100%
Newsweek Services (Canada), Inc.	Delaware	100%
Post-Newsweek Media, Inc.	Maryland	100%
Post-Newsweek Stations, Inc.	Delaware	100%
Post-Newsweek Stations, Florida, Inc.	Florida	100%
Post-Newsweek Stations, Houston GP, Inc.	Delaware	100%
Post-Newsweek Stations, Houston, LP	Delaware	1	%(c)
Post-Newsweek Stations, Houston Holdings (Limited), Inc.	Delaware	100%
Post-Newsweek Stations, Houston, LP	Delaware	99	%(d)
Post-Newsweek Stations, Michigan, Inc.	Delaware	100%
Post-Newsweek Stations, Orlando, Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio GP, Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio, LP	Delaware	1	%(c)
Post-Newsweek Stations, San Antonio Holdings (Limited), Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio, LP	Delaware	99	%(d)
Robinson Terminal Warehouse Corporation	Delaware	100%
Washingtonpost.Newsweek Interactive Company, LLC	Delaware	100%
WP Company LLC	Delaware	100%

SUBSIDIARIES OF THE COMPANY

(Continued)

(a)	Coxcourt Limited also owns voting stock in Accountancy & Business College Holdings Limited. The combined stock ownership of Kaplan, Inc. and Coxcourt Limited in Accounting & Business College Holdings Limited is 100%.

(b)	Kaplan, Inc. also owns voting stock in Accountancy & Business College (Software) Limited. The combined stock ownership of Accountancy & Business College Holdings Limited and Kaplan, Inc. in Accountancy & Business College (Software) Limited is 100%.

(c)	General partnership interest.

(d)	Limited partnership interest.

      As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.